Exhibit 1(dd)

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

MERRILL LYNCH VARIABLE SERIES FUNDS, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

ARTICLE II
NAME

The name of the corporation is FAM VARIABLE SERIES FUNDS, INC. (the “Corporation”).

SECOND:These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation.

THIRD:These Articles of Amendment amend the provisions of the charter of the Corporation in a manner that is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation’s stockholders.

FOURTH:The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH:As amended hereby, the Corporation’s charter shall remain in full force and effect.

IN WITNESS WHEREOF, MERRILL LYNCH VARIABLE SERIES FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the 5th day of April, 2005.

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: /s/ Donald C. Burke Donald C. Burke, Vice President

Witness:

/s/ Alice A. Pellegrino
Alice A. Pellegrino, Secretary

THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Donald C. Burke Donald C. Burke, Vice President